GREAT SOUTHERN BANK

FDIC-assisted Acquisition of Valley Bank – Moline, Illinois

June 20, 2014

Forward-Looking Statements

When used in documents filed or furnished by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, (i) non-interest expense reductions from the Great Southern banking center consolidation might be less than anticipated and the costs of the consolidation and impairment of the value of the affected premises might be greater than expected; (ii) expected cost savings, synergies and other benefits from the Company's merger and acquisition activities, including this acquisition, might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (iii) changes in economic conditions, either nationally or in the Company's market areas; (iv) fluctuations in interest rates; (v) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (vi) the possibility of other-than-temporary impairments of securities held in the Company's securities portfolio; (vii) the Company's ability to access cost-effective funding; (viii) fluctuations in real estate values and both residential and commercial real estate market conditions; (ix) demand for loans and deposits in the Company's market areas; (x) legislative or regulatory changes that adversely affect the Company's business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the overdraft protection regulations and customers' responses thereto; (xi) monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry; (xii) results of examinations of the Company and Great Southern by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets; (xiii) the uncertainties arising from the Company's participation in the Small Business Lending Fund program, including uncertainties concerning the potential future redemption by us of the U.S. Treasury's preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption; (xiv) costs and effects of litigation, including settlements and judgments; and (xv) competition. The Company wishes to advise readers that the factors listed above and other risks described from time to time in the Company's other filings with the SEC could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

GREAT SOUTHERN BANK

Valley Bank

- Established in 1911
- Headquartered in Moline, IL; majority of operation in Iowa
- 13 offices: Quad Cities – 6; Central Iowa/Des Moines area - 7

Pro-forma Illinois/Iowa/Nebraska Footprint



IOWA
NEBRASKA
ILLINOIS
Valley Bank
Great Southern Bank
*Johnston Banking Center will close in September
LE MARS
SIOUX CITY
SOUTH SIOUX CITY
ONAWA
FORT CALHOUN
OMAHA
BELLEVUE
AMES
ANKENY
*JOHNSTON
ALTOONA
NEWTON
CLIVE
WEST DES MOINES
PLEASANT HILL
MONROE
KNOXVILLE
OSKALOOSA
BETTENDORF
DAVENPORT
MOLINE

GREAT SOUTHERN BANK

Transaction Overview

On June 20, 2014, Great Southern Bank entered into a purchase and assumption agreement with the FDIC to acquire certain loans and other assets and assume all of the deposits of Valley Bank.

- **Deposits** – assumed approx. $356 million at no premium

- **Loans** – purchased approx. $211 million with no loss share coverage
  - overall discount of approx. $40 million
  - no other real estate owned purchased
  - expected loan mark of approx. 15% of total loans

- **Investment Securities** – acquired approx. $85 million at fair value

- **Real Estate (branches)** – purchased approx. $12 million with options on remaining branches

- **Systems conversion** - expected in early fourth quarter 2014

GREAT SOUTHERN BANK

Strategic Acquisition

Financially Attractive

- Expected annual increase in earnings of $.25 to $.35 per share*
- Accretive immediately, fully realized starting in first quarter 2015
- Anticipate small bargain purchase gain; approx. 1 to 2% of assets acquired (pre-tax)

Strategic Value

- Fills in footprint in Des Moines market
- New entry into attractive Quad Cities metro area
- Attractive core deposit base

Low Risk

- Strong pro forma capital ratios
- High percentage of purchased loans are performing.
- Sufficient discount to appropriately value loan portfolio acquired

GREAT SOUTHERN BANK

**Assumes no significant loan or deposit run-off. Excludes non-cash core deposit intangible amortization*

Pro Forma Bank Capital

	Pro Forma including Valley acquisition (1)
Tier 1 Leverage	9.06%
Tier 1 Risk-Based	12.62%
Total Risk-Based	13.87%

(1) March 31, 2014 Call Report data

Valley Bank Deposits by Type at 03/14/14

Total of $356,573 (000's)


DDA
$57,778
16%
NOW
$19,004
5%
MMA & Savings
$124,583
35%
CD & IRA
$155,208*
44%

* Includes $87.4 of Internet CDs

Valley Bank Purchased Loan Portfolio at 04/14/14


Total of $212,400 (000's)
Agriculture
$2,326
1%
Consumer & Other
$5,587
3%
1-4 Family
$53,081
25%
Commercial Business
$44,575
21%
Commercial Real Estate
$70,417
33%
Construction & Land
$36,414
17%